Exhibit 10
                     THIRD AMENDMENT TO SOFTWARE LICENSE AND
                     SUPPORT AND HARDWARE PURCHASE AGREEMENT

This Amendment, which shall be effective upon signing by both parties (unless the effective date is otherwise specified herein for a particular provision), is between ADP, Inc., a Delaware corporation ("ADP") with offices at One ADP Boulevard, Roseland, New Jersey 07068, and Kronos Incorporated, a Massachusetts corporation ("Kronos") with offices at 400 Fifth Avenue, Waltham, Massachusetts 02154.

WHEREAS, the parties entered a Software License and Support and Hardware Purchase Agreement dated April 2, 1993 ("Agreement"), an Amendment to the Agreement dated July 22, 1996 ("July 22, 1996 Amendment"), a Total Time 120
Amendment  dated July 22,  1996  ("Total  Time 120  Amendment"),  a  Development
Agreement dated March 21, 1995, and the Second Amendment to the Agreement effective on February 11, 1998 ("Second Amendment");

WHEREAS, the parties desire to amend the Agreement and the Amendments;

NOW, THEREFORE, the parties agree as follows:

1. Section 2(b) of the Agreement is amended by deleting the first sentence and replacing it with the following: "Kronos hereby also grants to ADP the right to provide, at any time during the term of this Agreement (and, subject to Section 14 herein, after the term of this Agreement), a Sublicense to any person or entity which is an ADP Client or any person or entity which has up to 1000 employees on any one software database (i.e., profiles/payrolls maintained on one personal computer)."

2. Section 2(c) is amended by adding, after the words "ADP Clients" in the first sentence, the following: "and to persons or entities which have up to 1000 employees on any one software database (i.e., profiles/payrolls maintained on one personal computer)."

3. Section 2(g) is amended by adding, after the words "ADP Clients" in the sixth sentence, the following: "and to persons or entities which have up to 1000 employees on any one software database (i.e., profiles/payrolls maintained on one personal computer)."

4. The second sentence of Section 6(b) of the Agreement is amended by adding, after the words "ADP Clients then employing the ADP Features" the following: "and persons and entities which have up to 1000 employees on any one software database (i.e., profiles/payrolls maintained on one personal computer) and are then employing the ADP Features."

5. The first two sentences of Section 12(a)(iii) of the Agreement are deleted and replaced with the following: "The above warranty extends to ADP, ADP Clients who receive Total Time service, and any person or entity which has up to 1000 employees on any one software database (i.e., profiles/payrolls maintained on one personal computer) and who/which receive Total Time service. Warranty claims may be generated to Kronos by ADP, ADP Clients or by any person or entity which is an authorized purchaser of Hardware under this Agreement and which has up to 1000 employees on any one software database (i.e., profiles/payrolls maintained on one personal computer.)"

6. Section 12(b)(ii) of the Agreement is amended by adding, after the words "ADP Clients," the following: "and by any person or entity which is an authorized purchaser of Hardware under this Agreement and which has up to 1000 employees on any one software database (i.e., profiles/payrolls maintained on one personal computer)."

7. Section 15(a) of the Agreement is amended by deleting the first sentence, and replacing it with the following: "ADP may provide Total Time to any ADP Client and to any person or entity which has up to 1000 employees on any one software database (i.e., profiles/payrolls maintained on one personal computer), provided such ADP Client or person or entity, as applicable, shall pay for the Total Time services on a recurring billing basis rather than on a one time basis."

8. Section 15(a) of the Agreement is further amended by adding, after the words "ADP Client" in the second sentence, the following: "or person or entity which has up to 1000 employees on any one software database (i.e., profiles/payrolls maintained on one personal computer)," and by deleting the word "second."

9. Section 16(d) of the Agreement is amended by inserting, after the words "ADP Clients," the following: "or other authorized customer of ADP under this Agreement."

10. Section 20(b) of the Agreement is amended by deleting the first sentence and replacing it with the following sentence: "Kronos hereby authorizes ADP representatives to make use of Kronos' name, trademark or trade name in connection with marketing Total Time to ADP Clients, prospective ADP Clients, and other authorized customers and/or prospective authorized customers of ADP under this Agreement; provided however, that no such use will be made in any written materials, distributed outside of ADP without Kronos' written approval and any such use will be in proper legal form."

11. Section 22(m) of the Agreement, which was added in the July 22, 1996 Amendment, is deleted and replaced with the following: "The parties recognize and agree that the "standalone marketing test" in Houston has been completed and that they have agreed to remove the requirement that ADP Sublicense only to ADP Clients. The terms and conditions in this Third Amendment, the Agreement, the July 22, 1996 Amendment, the Total Time 120 Amendment and the Second Amendment shall govern such Sublicensing."

12. Exhibit B of the July 22, 1996 Amendment is amended by deleting the five paragraphs following the provision starred with four asterisks, beginning with the words "Kronos has determined its standard manufacturing cost ("SMC")" and ending with the words "provisions of the price adjustment paragraphs above." This deletion is effective retroactively to July 22, 1996.

13. Exhibit B-1 of the Total Time 120 Amendment is amended by deleting the last two paragraphs. This deletion is effective retroactively to July 22, 1996.

14. All other terms and conditions of the Agreement, the July 22, 1996 Amendment, the Total Time 120 Amendment and the Second Amendment remain in full force and effect.

AGREED TO AND ACCEPTED:

KRONOS INCORPORATED                         ADP, INC.

By:  /S/   W. Patrick Decker                By:  /S/  Stuart Sackman
    ------------------------                    ---------------------
Name:   W. Patrick Decker                   Name:    Stuart Sackman
Title:    President and COO                 Title:    DVP & GM Time & Labor
Date:    2/17/00                            Date:   2/8/00